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                                                                    Exhibit 10.3



                                    GUARANTY

                  THIS GUARANTY ("GUARANTY"), dated as of December 13, 1999, is made by PRIME GROUP REALTY, L.P., a Delaware limited partnership, having an address at c/o Prime Group Realty Trust, 77 West Wacker Drive, Chicago, Illinois 60601 ("GUARANTOR"), in favor of WESTDEUTSCHE IMMOBILIENBANK, a German banking corporation ("LENDER"), whose address is Wil.-Th.-Roemheld-Str. 24, 55130 Mainz, Germany, and is executed pursuant to the Loan Agreement, dated as of the date of this Guaranty, by and between 330 N. Wabash Avenue, L.L.C., a Delaware limited liability company (the "BORROWER") and Lender (hereinafter referred to as "AGENT") for itself and Merrill Lynch Mortgage Capital Inc., a Delaware corporation and such other co-lenders as may exist from time to time (collectively with Agent, "LENDERS" and each individually, "LENDER") under the Loan Agreement (such Loan Agreement, as it may from time to time be supplemented, modified and amended in accordance with the terms thereof, being referred to in this Guaranty as the "LOAN AGREEMENT"; capitalized terms used but not defined herein but defined in the Loan Agreement shall have the meanings assigned to them in the Loan Agreement), the provisions of which are incorporated in this Guaranty by reference. The Loan Agreement provides, among other things, for rules of construction which apply to this Guaranty.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, Agent and Lender have entered into the Loan Agreement;

                  WHEREAS, Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents; and

                  WHEREAS, the Agent is unwilling to make the loan pursuant to the Loan Documents unless it receives a guaranty by Guarantor for the benefit of Agent and Lender of the Guarantied Obligations (as hereinafter defined);

                  NOW, THEREFORE, in consideration of the recitals set forth above and incorporated herein, the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Agent to accept the Loan Documents as aforesaid and make the Loan, Guarantor hereby covenants and agrees as follows:

                  1. GUARANTIED OBLIGATIONS. (a) Commencing as of the first
(1st) anniversary of the funding of the Loan and subject to the provisions of subsection (b) below, Guarantor unconditionally, absolutely and irrevocably, as a primary obligor and not merely as a surety, guaranties to Agent the full and punctual payment and performance of the following in accordance with the Loan Documents (the "GUARANTIED OBLIGATIONS"): (i) in the event that the Debt Service Coverage Ratio shall be less than 1.3:1 on a Debt Service Coverage Ratio Calculation Date, the repayment of the first twenty percent (20%) of the principal balance of the Loan outstanding as of the applicable Debt Service Coverage Ratio Calculation Date; (ii) in the event that the Debt Service Coverage Ratio is equal to or greater than 1.3:1, but less than 1.5:1 on a Debt Service Coverage Ratio Calculation Date, the repayment of a portion of the principal balance of the Loan outstanding as of the applicable Debt Service Coverage Ratio Calculation Date equal to the difference between (A) the amount of the loan outstanding as of the applicable Debt Service Coverage Ratio Calculation Date and (B) One Hundred Thirty Five Million Dollars ($135,000,000.00); (iii) the payment and performance of all obligations under
Section 6.1(l) of the Loan Agreement; and (iv) the payment and performance of all obligations under Section 6.1(m) of the Loan Agreement.

                  (b) In the event that the conditions set forth in subsection
(a)(i) or (ii) above shall occur, Guarantor shall only be obligated to guaranty the Guarantied Obligations described in such subsections (a)(i) or (ii) as applicable until, subject to future reinstatement of such Guarantied Obligations, a Debt Service Coverage Ratio of 1.5:1 or greater is achieved for two (2) consecutive calendar quarters. Nothing in this Section 1(b) shall limit the Guaranteed Obligations set forth in Sections 1(a)(iii) and (iv) above.

                  (c) For the purpose of this Guaranty, the Debt Service Coverage Ratio shall be calculated initially on the first anniversary of the funding of the Loan, and thereafter at the end of each quarter (each, a "DEBT SERVICE CALCULATION RATIO CALCULATION DATE").

                  2. GUARANTY ABSOLUTE. (a) Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the Loan Documents, regardless of any law, statute, rule, regulation, decree or order now or hereafter in effect in any jurisdiction affecting or purporting to affect in any manner any of such terms or the rights or remedies of Agent with respect thereto.

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                  (b) Any payment or payments made by the Borrower or any other person or received or collected by Agent from Borrower or any other person by virtue of any action or proceeding or any other set-off or appropriation or application at any time or from time to time in respect of any indebtedness, obligations or liabilities of Borrower under the Loan Documents may be applied by the Agent in satisfaction of such indebtedness, obligations and liabilities in such order as Agent may determine, subject to the terms of the Loan Documents, and no application of such payment or payments to satisfaction of indebtedness, obligations or liabilities other than the Guarantied Obligations shall discharge in any manner any obligations of the Guarantor hereunder.

                  (c) The liability of Guarantor under this Guaranty shall be absolute and unconditional, and shall not be affected, released, terminated, discharged or impaired, in whole or in part, by, and Agent may proceed to exercise any right or remedy hereunder irrespective of, any or all of the following:

                  (i) any lack of genuineness, regularity, validity, legality or enforceability, or the voidability of, all or any of the Loan Documents or any other agreement or instrument relating thereto;

                  (ii) the failure of Agent to exercise or to exhaust any right or remedy or take any action against Borrower or any collateral or other security available to it;

                  (iii) any amendment or modification of the terms of any or all of the Loan Documents;

                  (iv) any change in the time, manner or place of payment, of all or any of the Guarantied Obligations or any extensions of time for payment, whether in whole or in part, of the terms of any or all of the Loan Documents on the part of Borrower to be paid;

                  (v) any amendment or waiver of, or any assertion or enforcement or failure or refusal to assert or enforce, or any consent or indulgence granted by Agent with respect to a departure from, any term of any of the Loan Documents, including, without limiting the generality of the foregoing, the waiver by Agent of any default of Borrower, or the making of any other arrangement with, or the accepting of any compensation or settlement from, Borrower;

                  (vi) any failure or delay of Agent to exercise, or any lack of diligence in exercising, any right or remedy with respect to the Loan Documents or this Guaranty;

                  (vii) any dealings or transactions between Agent and Borrower, whether or not Guarantor shall be a party to or cognizant of the same;

                  (viii) any bankruptcy, insolvency, assignment for the benefit of creditors, receivership, trusteeship or dissolution of or affecting Borrower;

                  (ix) any exchange, surrender or release, in whole or in part, of any security which may be held by Agent at any time for or under the Loan Documents or in respect of the Guarantied Obligations;

                  (x) any other guaranty now or hereafter executed by Guarantor or any other guarantor or the release of any other guarantor from liability for the payment, performance or observance of any of the Guarantied Obligations or any of the terms of the Loan Documents on the part of Borrower to be paid, whether by operation of law or otherwise;

                  (xi) any rights, powers or privileges Agent may now or hereafter have against any person, entity or collateral in respect of the Guarantied Obligations;

                  (xii) Agent's consent to any assignment or successive assignments of the Loan Documents by Borrower;

                  (xiii) any other circumstance which might in any manner or to any extent constitute a defense available to Borrower, or vary the risk of Guarantor, or might otherwise constitute a legal or equitable discharge or defense available to a surety or guarantor, whether similar or dissimilar to the foregoing;

                  (xiv) any and all notice of the creation, renewal or extension of the Guarantied Obligations and notice of or proof of reliance by Agent upon this Guaranty or acceptance of the Guaranty; or


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                  (xv) any change, restructuring or termination of the
         organizational structure or existence of the Borrower;

whether occurring before or after any default by Borrower under the Loan Documents, and with or without further notice to or assent from Guarantor.

                  (d) This Guaranty shall continue to be effective or be reinstated, as the case may be, and the rights of Agent hereunder shall continue with respect to, any Obligation (or portion thereof) at any time paid by Borrower which shall thereafter be required to be restored or returned by Agent upon the insolvency, bankruptcy or reorganization of Borrower, or for any other reason, all as though such Obligation (or portion thereof) had not been so paid or applied.

                  (e) Notwithstanding anything to the contrary contained herein, the obligations of Guarantor hereunder shall survive the maturity, satisfaction or assignment of the Mortgage (as defined in the Loan Documents), or foreclosure of the Mortgage or delivery of a deed in lieu thereof; PROVIDED, HOWEVER, if the Mortgage is satisfied and the Loan repaid in full, the Guaranty shall terminate.

                  3. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants, as of the date hereof, to Agent as follows:

                  (a) Guarantor is a duly organized, validly existing limited partnership and in good standing under the laws of Delaware, and has full power, authority and legal right to execute and deliver this Guaranty and to perform fully and completely all of its obligations hereunder.

                  (b) The execution, delivery and performance of this Guaranty by Guarantor has been duly authorized by all necessary action, and, will not violate any provision of any law, regulation, order or decree of any governmental authority, bureau or agency or of any court binding on Guarantor, or any provision of the limited partnership agreement of Guarantor, or of any contract, undertaking or agreement to which Guarantor is a party or which is binding upon Guarantor or any of its property or assets, and will not result in the imposition or creation of any lien, charge or encumbrance on, or security interest in, any of its property or assets pursuant to the provisions of any of the foregoing.

                  (c) This Guaranty has been duly executed and delivered by a duly authorized officer of the managing general partner of Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and doctrines of equity affecting the availability of specific enforcement as a remedy.

                  (d) All necessary resolutions, consents, licenses, approvals and authorizations of any person or entity required in connection with the execution, delivery and performance of this Guaranty have been duly obtained and are in full force and effect.

                  (e) There are no conditions precedent to the effectiveness of this Guaranty that have not been either satisfied or waived.

                  (f) The Guarantor has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

                  (g) Guarantor is the holder, directly or indirectly, of 100% of the beneficial interests of Borrower and until the Guarantied Obligations have been fully paid and performed, Guarantor shall continue to hold at least fifty percent (50%) of the beneficial interests in Borrower.

                  4. WAIVERS. Guarantor expressly waives the following:

                  (a) notice of acceptance of this Guaranty and of any change in the financial condition of Borrower;

                  (b) promptness, diligence, presentment and demand for payment of any of the Guarantied Obligations;

                  (c) protest, notice of dishonor, notice of default and any other notice with respect to any of the Guarantied Obligations and/or this Guaranty;


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                  (d) any demand for payment under this Guaranty;

                  (e) the right to interpose all substantive and procedural defenses of the law of guaranty, indemnification and suretyship, except the defenses of prior payment by Borrower of the Guarantied Obligations which Guarantor is called upon to pay under this Guaranty;

                  (f) all rights and remedies accorded by applicable law to guarantors, or sureties, including, without being limited to, any extension of time conferred by any law now or hereafter in effect;

                  (g) the right to trial by jury in any action or proceeding of any kind arising on, under, out of, or by reason of or relating, in any way, to this Guaranty or the interpretation, breach or enforcement hereof;

                  (h) the right to interpose any setoff or counterclaim of any nature or description in any action or proceeding arising hereunder or with respect to this Guaranty;

                  (i) any right or claim of right to cause a marshalling of the assets of Borrower or to cause Agent to proceed against Borrower and/or any collateral or security held by Agent at any time or in any particular order;

                  (j) any defense based on any statutory or other limitation of the amount of any deficiency judgment available to Agent after foreclosure or other proceedings to realize upon any collateral security; and

                  (k) any defense or benefits that may be afforded by Section 1301 of the New York Real Property Actions and Proceedings Law or any statute or law in any other jurisdiction having similar effect.

                  (l) any defense based on the failure to make Guarantor a defendant in any action to foreclose the Mortgage.

                  5. BANKRUPTCY. Notwithstanding anything to the contrary herein, Guarantor's liability shall extend to all amounts which constitute part of the Guarantied Obligations and would be owed by Borrower under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower. Without limiting the foregoing, neither Guarantor's obligation to make payment in accordance with this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner by any impairment, modification, change, release, limitation or stay of the liability of Borrower or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present of future provision of the Bankruptcy Code or other statute or from the decision of any court interpreting any of the same.

                  6. CURRENCY OF PAYMENTS. Any and all amounts required to be paid by Guarantor hereunder shall be paid in lawful money of the United States of America and in immediately available funds to Agent. Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to Agent on account of its liability hereunder, it will notify Agent in writing that such payment is made under this Guaranty for that purpose.

                  7. WAIVER OF RIGHTS AGAINST BORROWER; SUBORDINATION. (a) Until such time as the Loan is paid in full, Guarantor hereby irrevocably waives all rights of subrogation and any other claims that it may now or hereafter acquire against either Borrower or any insider that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty or any other documents executed in connection herewith (collectively, the "GUARANTY DOCUMENTS"), including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent against either Borrower or any insider, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from either Borrower or any insider, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

                  (b) If any amount shall be paid to Guarantor in violation of the preceding subsection (a) at any time prior to the indefeasible cash payment in full of all amounts payable under this Guaranty, such amount shall be held in trust for the benefit of Agent and shall forthwith be paid to Agent to be credited and


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applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents and the Guaranty Documents, or to be held as collateral for any amounts payable under this Guaranty thereafter arising. Guarantor acknowledges that it has and will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and the Guaranty Documents and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits.

                  (c) All indebtedness, liabilities and obligations of Borrower to Guarantor, whether secured or unsecured and whether or not evidenced by any instrument, now existing or hereafter created or incurred, are and shall be subordinate and junior in right of payment to the Guarantied Obligations.

                  8. AMENDMENT IN WRITING. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent and Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  9. REMEDIES. The obligations of Guarantor under this Guaranty are independent of the Borrower's obligations under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Borrower or in separate actions, as often as Agent, in its sole discretion, may deem advisable.

                  10. CERTIFIED STATEMENT. Guarantor agrees that it will, at any time and from time to time, within twenty (20) days following request by Agent, execute and deliver to Agent a statement certifying that this Guaranty is unmodified and in full force and effect (or if modified, that the same is in full force and effect as modified and stating such modifications).

                  11. NOTICES. Unless expressly contained herein, all notices given hereunder shall be given in accordance with the terms of the Mortgage. All such notices and other communications shall be effective 2 business days after deposited in the mails addressed as aforesaid.

                  12. CONTINUING GUARANTY; SUCCESSORS AND ASSIGNS. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until (a) payment, performance and/or observance in full of the Guarantied Obligations and all other amounts payable under this Guaranty and (b) repayment of the Loan,
(ii) be binding upon Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by Agent and its successors, transferees and assigns or by any person to whom Agent's interest in the Loan Documents may be assigned. Wherever in this Guaranty reference is made to Agent or Borrower, the same shall be deemed to refer also to the then successor or assign of Agent or Borrower.

                  13. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within said state.

                  14. SEVERABILITY. If any term, covenant, condition or provision of this Guaranty or the application thereof to any circumstance or to Guarantor shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Guaranty or the application thereof to any circumstances or to Guarantor other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of each, shall not be affected thereby and each remaining term, covenant, condition and provision of this Guaranty shall be valid and shall be enforceable to the fullest extent permitted by law.

                  15. NONRECOURSE OBLIGATIONS. The Loan Documents contain provisions which limit Agent's remedies against Borrower upon a default to an action of foreclosure and realization upon the collateral encumbered by the Loan Documents and prohibit any action to recover a deficiency judgment against Borrower following such foreclosure and realization. None of the foregoing provisions shall be construed to abrogate or limit the obligations of Guarantor and this Guaranty.

                  16. INSTRUMENT FOR PAYMENT OF MONEY ONLY. Guarantor hereby agrees and acknowledges that this Guaranty is an instrument for the payment of money only and hereby consents that Agent, at its sole option, in the event of a default by Guarantor in the payment of any of the amounts payable by Guarantor hereunder, shall have the right to bring a motion or action under New York CPLR
Section 3213.


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                  17. ANNUAL AUDITED FINANCIAL STATEMENTS. Guarantor hereby
agrees to provide Agent with annual financial statements of the Guarantor certified by an officer having the status of senior vice-president or above within one hundred twenty (120) calendar days of the end of each calendar year during the Term of the Loan.

                  18. LIABILITY OF GUARANTOR. Liability under this Guaranty shall be limited to the Guarantor and shall not extend to any direct or indirect partner, member, shareholder, principal, director, employee, officer or affiliate of Guarantor.

                  19. HEADINGS. The headings used in this Guaranty are for convenience only and are not to be considered in connection with the interpretation or construction of this Guaranty.



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                  IN WITNESS WHEREOF, Guarantor has executed and delivered this
Guaranty as of the date first above written.

                                           GUARANTOR

                                           PRIME GROUP REALTY, L.P.
                                           By: Prime Group Realty Trust, its
                                           Managing General Partner


                                           BY:
                                           Jeffrey A. Patterson
                                           Executive Vice President